Media Contact:
Dana Stelsel
Director, Corporate Communications
(765) 771-5766
dana.stelsel@wabashnational.com

Investor Relations:
Ryan Reed
Director of Investor Relations
(765) 771-5805
ryan.reed@wabashnational.com

Wabash National Corporation Announces Fourth Quarter and Full Year 2018 Results

•	Strong demand drives 12 percent year-over-year increase in Q4 2018 revenue

•	Full year revenue of $2.3 billion is highest in company history

•	Q4 2018 backlog increased 47 percent year-over-year to $1.8 billion

•	Q4 2018 gross margin declined 210 basis points year-over-year as a result of operational headwinds

•	GAAP earnings per share of $0.21 in Q4 2018, $0.38 adjusted Non-GAAP earnings per share

•	2019 EPS outlook revised to $1.50 to $1.70 per diluted share

LAFAYETTE, Ind. – January 29, 2019 – Wabash National Corporation (NYSE: WNC), a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems, today reported results for the quarter and full year periods ending December 31, 2018.
Net sales for the fourth quarter 2018 increased 12 percent to $610 million from $543 million in the prior year quarter while each of the Company’s three segments contributed to the strong top-line growth as market demand remained strong. Gross profit margin contracted 210 basis points as compared to the prior year period as a result of continued cost pressures due to the current operating environment. Operating income was $22.8 million in the fourth quarter of 2018 or $36.4 million, on a non-GAAP adjusted basis, after excluding a non-cash impairment charge of $13 million related to the sale of the Aviation and Truck Equipment business in the Diversified Products reportable segment.
“In a quarter impacted by challenges in the operating environment, we continued to strengthen long-term relationships with our customers by shipping near-record volumes. We generated quarterly net sales of $610 million in the fourth quarter, a 12 percent increase versus the prior year quarter, and full year sales of $2.3 billion, the highest in the Company’s 33-year history," explained Brent Yeagy, president and chief executive officer. "Due in part to the strength in demand conditions, all three of our reporting segments faced continued operating pressures which negatively impacted our margins. We are highly focused on reducing the cost pressures that included a shortage of chassis and other components, as well as increased labor and material costs. We have taken action to improve pricing across all three business segments in order to recover higher materials and manufacturing costs. We launched additional productivity initiatives and bolstered supply chain effectiveness through both resourcing and planning improvements. We are confident that these actions will address the short-term operating pressures to clear the way for improved margin performance in 2019.”
Net income for the fourth quarter 2018 was $11.6 million, or 21 cents per diluted share. Adjusted non-GAAP net income for the fourth quarter was $21.5 million or 38 cents per share, compared to 36 cents in the fourth quarter of 2017.

Operating EBITDA, a non-GAAP measure that excludes the effects of certain items, for the fourth quarter 2018 was $47.6 million, or 7.8 percent of net sales, and full year operating EBITDA of $186.9 million, or 8.2 percent of net sales.
Mr. Yeagy continued, “While we expect strong industry volumes in 2019, we also anticipate some level of short-term supplier and cost challenges continuing into the new year. I am confident in our team's ability to successfully navigate these issues as we focus on mitigating supplier disruptions and driving increased productivity. With strong market conditions, a solid balance sheet and six consecutive years of converting free cash flow in excess of net income, I expect 2019 to be a strong year for Wabash National. We expect 2019 full-year revenue to be between $2.25 billion to $2.35 billion based on our current backlog and we feel it is prudent to revise our full-year earnings outlook to $1.50 to $1.70 per diluted share based on the carryover of supply disruption and cost pressures moving into 2019.”
Business Segment Highlights
The table below is a summary of select segment operating and financial results prior to the elimination of intersegment sales for the fourth quarter of 2018 and 2017. A complete disclosure of the results by individual segment is included in the tables following this release.

	Commercial Trailer Products		Diversified Products		Final Mile Products
Three Months Ended December 31,	2018	2017	2018	2017	2018	2017
	(dollars in thousands)
New trailers shipped	16,750	15,500	750	650	—	—
Net sales	$438,667	$385,961	$102,322	$91,771	$74,532	$70,461
Gross profit	$45,170	$47,055	$17,420	$18,040	$7,362	$8,150
Gross profit margin	10.3%	12.2%	17.0%	19.7%	9.9%	11.6%
Income (loss) from operations	$39,075	$40,134	$(6,111)	$5,532	$(1,463)	$(2,098)
Income (loss) from operations margin	8.9%	10.4%	(6.0)%	6.0%	(2.0)%	(3.0)%
Commercial Trailer Products’ net sales for the fourth quarter increased $52.7 million, or 14 percent, to $439 million. Gross profit margin for the fourth quarter decreased 190 basis points as compared to the prior year period primarily due to the impact of supplier disruptions, as well as increased labor and material costs. Operating income decreased $1.1 million, or 2.6 percent, from the fourth quarter last year to $39.1 million, or 8.9 percent of net sales.
Diversified Products’ net sales for the fourth quarter were $102 million, an increase of $10.6 million, or 11 percent, as compared to the prior year, due primarily to the increased demand for liquid tank trailers. Gross profit and profit margin as compared to the prior year period decreased $0.6 million and 270 basis points, respectively, primarily due to increased material and labor costs, including higher overtime levels to meet strong demand requirements and supplier induced production interruptions. Operating income in the fourth quarter of 2018, excluding a $13.0 million non-cash impairment charge, was $6.9 million, or 6.7 percent of net sales, representing an increase of $1.3 million as compared to the prior year period.
Final Mile Products’ net sales for the fourth quarter totaled $75 million. Gross profit and gross profit margin for the fourth quarter were $7.4 million and 9.9 percent, respectively. Operating loss was $1.5 million, or 2.0 percent of net sales. Operating results were negatively impacted during the quarter by chassis supply issues and other supplier shortages causing operating inefficiencies as well as higher labor costs.
Non-GAAP Measures
In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), the financial information included in this release contains non-GAAP financial measures, including operating EBITDA, operating EBITDA margin, adjusted operating income, adjusted net income and adjusted earnings per diluted share. These non-GAAP measures should not be considered a substitute for, or superior to, financial measures and results calculated in accordance with GAAP, including net income, and reconciliations to GAAP financial statements should be carefully evaluated.

Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition expenses, impairments, and other non-operating income and expense. Management believes providing operating EBITDA is useful for investors to understand the Company’s performance and results of operations period to period with the exclusion of the items identified above. Management believes the presentation of operating EBITDA, when combined with the GAAP presentations of operating income and net income, is beneficial to an investor’s understanding of the Company’s operating performance. A reconciliation of operating EBITDA to net income is included in the tables following this release.
Adjusted operating income, a non-GAAP financial measure, excludes certain costs, expenses, other charges, gains or income that are included in the determination of operating income under U.S. GAAP, but that management would not consider important in evaluating the quality of the Company’s operating results as they are not indicative of the Company’s core operating results or may obscure trends useful in evaluating the Company’s continuing activities. Accordingly, the Company presents adjusted operating income excluding these Special Items to help investors evaluate our operating performance and trends in our business consistent with how management evaluates such performance and trends. Further, the Company presents adjusted operating income to provide investors with a better understanding of the Company’s view of our results as compared to prior periods. A reconciliation of adjusted operating income to operating income, the most comparable GAAP financial measure, is included in the tables following this press release.
Adjusted net income and adjusted earnings per diluted share, each reflect adjustments for acquisition expenses, the losses attributable to the Company’s extinguishment of debt, impairment charges, executive severance costs, income or losses recognized on the sale and/or closure of former Company locations, adjustments related to the Company’s deferred tax assets as a result of IRS guidance on application of the Tax Cuts and Jobs Act of 2017, and reversal of reserves for uncertain tax positions. Management believes providing adjusted measures and excluding certain items facilitates comparisons to the Company’s prior year periods and, when combined with the GAAP presentation of net income and diluted net income per share, is beneficial to an investor’s understanding of the Company’s performance. A reconciliation of each of adjusted net income and adjusted earnings per diluted share to net income and net income per diluted share is included in the tables following this release.
Fourth Quarter 2018 Conference Call
Wabash National will discuss its results during its quarterly investor conference call on Wednesday, January 30th, starting at 10:00 a.m. EST.  The call and an accompanying slide presentation will be webcast on the "Investors" section of the Company’s website www.wabashnational.com. A replay of the webcast will be available in the same section of Wabash National's website shortly after the conclusion of the call and will remain available for approximately 3 months. Meeting access also will be available via conference call at 844-778-4139, participant code 1851979.
About Wabash National Corporation
Headquartered in Lafayette, Indiana, Wabash National Corporation (NYSE: WNC) is a diversified industrial manufacturer and a leading producer of semi-trailers, truck bodies and liquid transportation systems. Established in 1985, the Company manufactures a diverse range of products including: dry freight and refrigerated trailers, platform trailers, bulk tank trailers, dry and refrigerated truck bodies, truck-mounted tanks, intermodal equipment, structural composite panels and products, trailer aerodynamic solutions, and specialty food grade and pharmaceutical equipment. Its innovative products are sold under the following brand names: Wabash National®, Beall®, Benson®, Brenner® Tank, Bulk Tank International, DuraPlate®, Extract Technology®, Supreme®, Transcraft®, Walker Engineered Products, and Walker Transport. Learn more at www.wabashnational.com.
Safe Harbor Statement
This press release contains certain forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements convey the Company’s current expectations or forecasts of future events. All statements contained in this press release other than statements of historical fact are forward-looking statements. These forward-looking statements include, among other things, all statements regarding the Company’s outlook for trailer and truck body shipments, backlog, expectations regarding demand levels for trailers, truck bodies, non-trailer equipment and our other diversified product offerings, pricing, profitability and earnings, cash flow and liquidity, opportunity to capture higher margin sales, new product innovations, our growth and diversification strategies, our expectations for improved financial performance during the course of the year and our expectations with regards to capital allocation. These and the Company’s other forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Without limitation, these risks and uncertainties include the continued integration of Supreme into the Company’s business, adverse reactions to the transaction by customers, suppliers or strategic partners, uncertain economic conditions including the possibility that customer demand may not meet our expectations, increased competition, reliance on certain customers and corporate partnerships, risks of customer pick-up delays, shortages and costs of raw materials including the impact of tariffs or other international trade developments, risks in implementing and sustaining improvements in the Company’s manufacturing operations and cost containment, dependence on industry trends and timing, supplier constraints, labor costs and availability, customer acceptance of and reactions to pricing changes and costs of indebtedness. Readers should review and consider the various disclosures made by the Company in this press release and in the Company’s reports to its stockholders and periodic reports on Forms 10-K and 10-Q.
# # #

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited - dollars in thousands)

	December 31, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$132,690	$191,521
Accounts receivable, net	181,064	146,836
Inventories	184,404	180,735
Prepaid expenses and other	51,261	57,299
Total current assets	549,419	576,391
Property, plant, and equipment, net	206,991	195,363
Deferred income taxes	—	—
Goodwill	311,084	317,464
Intangible assets	210,328	237,030
Other assets	26,571	25,265
Total assets	$1,304,393	$1,351,513
Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$1,880	$46,020
Current portion of capital lease obligations	299	290
Accounts payable	153,113	108,448
Other accrued liabilities	116,384	128,910
Total current liabilities	271,676	283,668
Long-term debt	503,018	504,091
Capital lease obligations	714	1,012
Deferred income taxes	34,905	36,955
Other non-current liabilities	20,231	19,724
Total liabilities	830,544	845,450
Commitments and contingencies
Stockholders' equity:
Common stock, $0.01 par value: 200,000,000 shares authorized; 55,135,788 and 57,564,493 shares outstanding, respectively	744	737
Additional paid-in capital	629,039	653,435
Retained earnings	150,244	98,728
Accumulated other comprehensive loss	(3,343)	(2,385)
Treasury stock, at cost: 19,372,735 and 16,207,740 common shares, respectively	(302,835)	(244,452)
Total stockholders' equity	473,849	506,063
Total liabilities and stockholders' equity	$1,304,393	$1,351,513

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited - dollars in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net sales	$610,196	$543,444	$2,267,278	$1,767,161
Cost of sales	541,140	470,568	1,983,627	1,506,286
Gross profit	69,056	72,876	283,651	260,875
General and administrative expenses	21,194	24,314	95,114	77,825
Selling expenses	7,455	8,020	33,046	25,588
Amortization of intangible assets	4,650	4,348	19,468	17,041
Acquisition expenses	—	901	68	9,605
Impairment	12,979	—	24,968	—
Income from operations	22,778	35,293	110,987	130,816
Other income (expense):
Interest expense	(7,110)	(7,335)	(28,759)	(16,400)
Other, net	1,290	194	13,776	8,122
Other expense, net	(5,820)	(7,141)	(14,983)	(8,278)
Income before income tax	16,958	28,152	96,004	122,538
Income tax expense	5,374	(21,204)	26,583	11,116
Net income	$11,584	$49,356	$69,421	$111,422
Net income per share:
Basic	$0.21	$0.84	$1.22	$1.88
Diluted	$0.21	$0.80	$1.19	$1.78
Weighted average common shares outstanding (in thousands):
Basic	55,543	58,416	56,996	59,358
Diluted	56,290	61,567	58,430	62,599

Dividends declared per share	$0.080	$0.075	$0.305	$0.255

WABASH NATIONAL CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited - dollars in thousands)

	Year Ended December 31,
	2018	2017	2016
Cash flows from operating activities:
Net income	$69,421	$111,422	$119,433
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	21,215	18,012	16,830
Amortization of intangibles	19,468	17,041	19,940
Net (gain) loss on sale of property, plant and equipment	(10,148)	(8,046)	101
Loss on debt extinguishment	280	799	1,895
Deferred income taxes	(1,984)	(14,682)	4,044
Stock-based compensation	10,169	10,429	12,038
Non-cash interest expense	1,745	2,258	3,475
Impairment	24,968	—	1,663
Changes in operating assets and liabilities
Accounts receivable	(39,539)	31,943	(809)
Inventories	(18,713)	(13,158)	24,969
Prepaid expenses and other	4,548	(2,014)	(10,147)
Accounts payable and accrued liabilities	32,653	(963)	(13,002)
Other, net	(1,612)	(8,662)	(1,680)
Net cash provided by operating activities	112,471	144,379	178,750
Cash flows from investing activities:
Capital expenditures	(34,009)	(26,056)	(20,342)
Proceeds from sale of property, plant and equipment	17,776	10,860	19
Acquisitions, net of cash acquired	—	(323,487)	—
Other, net	3,060	6,443	3,014
Net cash used in investing activities	(13,173)	(332,240)	(17,309)
Cash flows from financing activities:
Proceeds from exercise of stock options	961	5,790	4,831
Borrowings under senior notes	—	325,000	—
Dividends paid	(17,768)	(15,315)	—
Borrowings under revolving credit facilities	937	713	618
Payments under revolving credit facilities	(937)	(713)	(618)
Principal payments under capital lease obligations	(290)	(600)	(779)
Proceeds from issuance of term loan credit facility	—	377,519	—
Principal payments under term loan credit facility	(1,880)	(386,577)	(1,928)
Principal payments under industrial revenue bond	(93)	(583)	(473)
Debt issuance costs paid	(476)	(6,783)	—
Convertible senior notes repurchase	(80,200)	(8,045)	(98,922)
Stock repurchase	(58,383)	(74,491)	(79,556)
Net cash (used in) provided by financing activities	(158,129)	215,915	(176,827)
Cash, cash equivalents, and restricted cash:
Net (decrease) increase for the period	(58,831)	28,054	(15,386)
At beginning of period	191,521	163,467	178,853
At end of period	$132,690	$191,521	$163,467
Supplemental disclosures of cash flow information:
Cash paid for interest	$16,975	$8,394	$12,656
Cash paid for income taxes	$24,243	$41,391	$68,870

WABASH NATIONAL CORPORATION
SEGMENTS AND RELATED INFORMATION
(Unaudited - dollars in thousands)

Three Months Ended December 31,	Commercial Trailer Products	Diversified Products	Final Mile Products	Corporate and Eliminations	Consolidated
2018
New trailers shipped	16,750	750	—	—	17,500
Used trailers shipped	100	50	—	—	150

New Trailers	$424,131	$48,950	$—	$—	$473,081
Used Trailers	824	1,025	—	—	1,849
Components, parts and service	9,214	27,141	2,628	(5,282)	33,701
Equipment and other	4,498	25,206	71,904	(43)	101,565
Total net external sales	$438,667	$102,322	$74,532	$(5,325)	$610,196
Gross profit	$45,170	$17,420	$7,362	$(896)	$69,056
Income (Loss) from operations	$39,075	$(6,111)	$(1,463)	$(8,723)	$22,778

2017
New trailers shipped	15,500	650	—	—	16,150
Used trailers shipped	550	50	—	—	600

New Trailers	$367,526	$40,895	$—	$—	$408,421
Used Trailers	5,352	821	—	—	6,173
Components, parts and service	9,908	23,931	1,877	(4,749)	30,967
Equipment and other	3,175	26,124	68,584	—	97,883
Total net external sales	$385,961	$91,771	$70,461	$(4,749)	$543,444
Gross profit	$47,055	$18,040	$8,150	$(369)	$72,876
Income (Loss) from operations	$40,134	$5,532	$(2,098)	$(8,275)	$35,293

Twelve Months Ended December 31,	Commercial Trailer Products	Diversified Products	Final Mile Products	Corporate and Eliminations	Consolidated
2018
New trailers shipped	59,500	2,650	—	—	62,150
Used trailers shipped	950	150	—	—	1,100

New Trailers	$1,473,583	$164,790	$—	$—	$1,638,373
Used Trailers	9,618	3,514	—	—	13,132
Components, parts and service	34,994	122,099	9,968	(21,811)	145,250
Equipment and other	18,743	103,568	348,281	(69)	470,523
Total net external sales	$1,536,938	$393,971	$358,249	$(21,880)	$2,267,278
Gross profit	$168,343	$68,428	$48,771	$(1,891)	$283,651
Income (Loss) from operations	$141,793	$(3,033)	$7,909	$(35,682)	$110,987

2017
New trailers shipped	52,800	2,250	—	—	55,050
Used trailers shipped	1,050	100	—	—	1,150

New Trailers	$1,273,584	$140,105	$—	$—	$1,413,689
Used Trailers	10,720	3,278	—	—	13,998
Components, parts and service	48,008	117,681	1,877	(13,040)	154,526
Equipment and other	16,070	100,294	68,584	—	184,948
Total net external sales	$1,348,382	$361,358	$70,461	$(13,040)	$1,767,161
Gross profit	$183,912	$70,159	$8,150	$(1,346)	$260,875
Income (Loss) from operations	$151,999	$20,376	$(2,098)	$(39,461)	$130,816

WABASH NATIONAL CORPORATION
SEGMENT and COMPANY FINANCIAL INFORMATION
(Unaudited - dollars in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Commercial Trailer Products
Income from operations	$39,075	$40,134	$141,793	$151,999

Diversified Products
Income from operations	(6,111)	5,532	(3,033)	20,376
Adjustments:
Impairment	12,979	—	24,968	—
Adjusted operating income	6,868	5,532	21,935	20,376

Final Mile Products
Income from operations	(1,463)	(2,098)	7,909	(2,098)
Adjustments:
Acquisition expenses and related charges	—	5,407	751	5,407
Adjusted operating income	(1,463)	3,309	8,660	3,309

Corporate
Income from operations	(8,723)	(8,275)	(35,682)	(39,461)
Adjustments:
Acquisition expenses and related charges	—	901	68	9,605
Executive severance	180	—	180	238
Facility transactions	413	—	413	—
Adjusted operating income	(8,130)	(7,374)	(35,021)	(29,618)

Consolidated
Income from operations	22,778	35,293	110,987	130,816
Adjustments:
Impairment	12,979	—	24,968	—
Acquisition expenses and related charges	—	6,308	819	15,012
Executive severance	180	—	180	238
Facility transactions	413	—	413	—
Adjusted operating income	$36,350	$41,601	$137,367	$146,066

WABASH NATIONAL CORPORATION
RECONCILIATION OF GAAP FINANCIAL MEASURES TO
NON-GAAP FINANCIAL MEASURES
(Unaudited - dollars in thousands, except per share amounts)

Operating EBITDA[1]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income	$11,584	$49,356	$69,421	$111,422
Income tax expense	5,374	(21,204)	26,583	11,116
Interest expense	7,110	7,335	28,759	16,400
Depreciation and amortization	10,163	9,651	40,682	35,053
Stock-based compensation	1,690	2,117	10,169	10,429
Acquisition expenses	—	4,002	68	12,706
Impairment	12,979	—	24,968	—
Other non-operating income	(1,289)	(194)	(13,775)	(8,122)
Operating EBITDA	$47,611	$51,063	$186,875	$189,004

Adjusted Net Income[2]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Net income	$11,584	$49,356	$69,421	$111,422
Adjustments:
Facility transactions[3]	194	274	(10,585)	(6,546)
Loss on debt extinguishment	106	32	280	800
Impairment	12,979	—	24,968	—
Acquisition expenses and related charges	—	6,308	819	15,012
Executive severance expense	180	—	180	238
Tax effect of aforementioned items	(3,499)	(2,381)	(4,072)	(3,421)
Tax reform and other discrete tax adjustments	—	(31,339)	3,084	(31,339)
Adjusted net income	$21,544	$22,250	$84,095	$86,166

Adjusted Diluted Earnings Per Share[2]:	Three Months Ended December 31,		Twelve Months Ended December 31,
	2018	2017	2018	2017
Diluted earnings per share	$0.21	$0.80	$1.19	$1.78
Adjustments:
Facility transactions[3]	—	0.01	(0.18)	(0.10)
Loss on debt extinguishment	—	—	0.01	0.01
Impairment	0.23	—	0.43
Acquisition expenses and related charges	—	0.10	0.01	0.24
Executive severance expense	—	—	—	—
Tax effect of aforementioned items	(0.06)	(0.04)	(0.07)	(0.05)
Tax reform and other discrete tax adjustments	—	(0.51)	0.05	(0.50)
Adjusted diluted earnings per share	$0.38	$0.36	$1.44	$1.38

Weighted Average # of Diluted Shares O/S	56,290	61,567	58,430	62,599
1Operating EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, acquisition expenses and related charges, impairments, and other non-operating income and expense.
2Adjusted net income and adjusted earnings per diluted share reflect adjustments for acquisition expenses, the losses attributable to the Company’s extinguishment of debt, impairment charges, executive severance costs, income or losses recognized on the sale and/or closure of former Company locations, adjustments related to the Company’s deferred tax assets as a result of IRS guidance on application of the Tax Cuts and Jobs Act of 2017, and reversal of reserves for uncertain tax positions.
3Facility transactions in 2017 and 2018 relate to gains and/or losses incurred for the sale or closure of former Company locations.